UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




 Date of Report (Date of earliest event reported) September 30, 2002
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                                   MBNA Corporation
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   (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                             19884-0141
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)







Item 5.  Other Events

      The net credit losses and loan delinquency ratios for MBNA America Bank, N.A. ("the Bank"), a wholly owned subsidiary of MBNA Corporation, for its loan receivables and its managed loans for September 30, 2002, are presented in the table below.

                                      Net
                                 Credit Losses     Delinquency (c)
                                 -------------     -----------
                                 (Annualized)

Loan Receivables (a).........        4.53%            4.08%

Managed Loans (b)............        4.85             4.82


(a) Loan delinquency does not include securitized loans or loans held for securitization.
(b) Managed loans include loans held for securitization, loan portfolio, and securitized loans.
(c)  Delinquency represents loans which are 30 days or more past due.
(d) MBNA America Bank, N.A. adopted the FFIEC guidance for uncollectible interest and fees in September 2002. Without this change, MBNA America Bank, N.A. estimates that managed and reported delinquency would have been approximately 5.12% and 4.50% at September 30, 2002, respectively. Managed and net charge-off ratios were not significantly affected by the change.



















                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                                                      MBNA CORPORATION


Date: October 17, 2002	                 By:  /s/     M. Scot Kaufman
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                                                       M. Scot Kaufman
                                               Senior Executive Vice President
                                                 and Chief Financial Officer